Exhibit 99.1

Nutanix Reports Third Quarter Fiscal 2019 Financial Results

--Delivers Strong Growth in Subscription Revenue as Company Accelerates Business Model Transition

--Increases Billings from Subscriptions to 65% of Total Billings, Up from 41% in Q3’18

--Grows Deals that Include Offerings Beyond Core HCI to 23%1

SAN JOSE, Calif.--(BUSINESS WIRE)--May 30, 2019--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for its third quarter of fiscal 2019, ended April 30, 2019.

Q3 Fiscal 2019 Financial Highlights

  Revenue: $287.6 million (at 77.1% non-GAAP gross margin), down from $289.4 million (at 68.4% non-GAAP gross margin) in the third quarter of fiscal 2018
  Billings: $346.0 million, down from $351.2 million in the third quarter of fiscal 2018
  Software and Support Revenue: $265.8 million, up 17% year-over-year from $226.8 million in the third quarter of fiscal 2018
  Software and Support Billings: $324.2 million, up 11% year-over-year from $292.0 million in the third quarter of fiscal 2018
  Gross Margin: GAAP gross margin of 73.9%, up from 67.0% in the third quarter of fiscal 2018; Non-GAAP gross margin of 77.1%, up from 68.4% in the third quarter of fiscal 2018
  Net Loss: GAAP net loss of $209.8 million, compared to a GAAP net loss of $85.7 million in the third quarter of fiscal 2018; Non-GAAP net loss of $103.0 million, compared to a non-GAAP net loss of $34.6 million in the third quarter of fiscal 2018
  Net Loss Per Share: GAAP net loss per share of $1.15, compared to a GAAP net loss per share of $0.51 in the third quarter of fiscal 2018; Non-GAAP net loss per share of $0.56, compared to a non-GAAP net loss per share of $0.21 in the third quarter of fiscal 2018
  Cash and Short-term Investments: $940.8 million, up from $923.5 million in the third quarter of fiscal 2018
  Deferred Revenue: $838.3 million, up 55% from the third quarter of fiscal 2018
  Operating Cash Flow: Use of $36.5 million, compared to generation of $13.3 million in the third quarter of fiscal 2018
  Free Cash Flow: Use of $58.9 million, compared to use of $0.8 million in the third quarter of fiscal 2018

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“While we faced a top-line impact in our third quarter as we continue to execute our strategic shift toward a recurring revenue business model, our strong foundation and commitment to our customers position us well for the long term,” said Dheeraj Pandey, Chairman, Founder and CEO of Nutanix. “Successful businesses are built over time on a bedrock of exceptional products, outstanding customer support and talented and committed employees. With solid sales hiring in Q3 and increased adoption of our AHV hypervisor, indicating a strong product and enthusiastic customers, I truly believe Nutanix has that foundation in place.”

“We are encouraged by the momentum and growth of our subscription business as we transform to a recurring revenue model, which will enable a more predictable revenue stream over time and provide our customers greater flexibility for their hybrid cloud deployments,” said Duston Williams, CFO of Nutanix. “We believe the actions we have been taking to strengthen lead generation and enhance sales execution will position us well for the future.”

Recent Company Highlights

  Accelerated Our Shift to Subscription Recurring Revenue Model: Q3 FY’19 subscription billings increased to 65% of total billings, up 8 percentage points from the previous quarter, and Q3 FY’19 subscription revenue reached $168.4 million, representing a year-over-year increase of 110%. Nutanix signed a deal worth nearly $6 million with a new customer, which is one of the global Big Four accounting firms. This deal represents the largest subscription deal in company history with a new customer.
  Expanded Customer Base: Nutanix ended the third quarter of fiscal 2019 with 13,190 end-customers. Third quarter customer wins included Cyxtera Technologies, Lessor Group, Los Angeles County Museum of Art, Meredith Corporation, Tokyo Stock Exchange, Inc., Unum Group, Whole Foods Market and more.
  Signed Global Agreement with HPE: Nutanix entered an agreement with HPE, the world’s second largest server vendor, to deliver hybrid cloud as-a-service fueled by Nutanix’s AHV hypervisor and an integrated appliance running Nutanix Enterprise Cloud OS software on HPE servers to the market. These two joint solutions are expected to be available in calendar Q3 2019.
  Hosted Eighth .NEXT User Conference in Anaheim, CA: Nearly 6,000 attendees, including customers, prospects and partners, joined Nutanix in Anaheim for the eighth annual .NEXT Conference where attendees heard from Nutanix customers about transforming their business with the Nutanix Enterprise Cloud Platform. The venue was also the location for the 3rd and largest Partner Xchange to date, with 1,600 Nutanix channel attendees.
  Announced Nutanix Mine: Nutanix announced a new open solution that integrates secondary storage operations with the Nutanix Enterprise Cloud Platform, allowing customers to manage their primary and secondary storage operations from within the same management plane. Working with leading backup providers like Veeam, HYCU, Commvault, Veritas and Unitrends, Nutanix Mine will eliminate the complexity of managing a separate silo for backup operations while preserving the ability for customers to use the backup solution that is the best fit for their business operations.
  Announced Nutanix Xi Frame on AHV: Nutanix introduced the extension of its desktop-as-a-service offering to Nutanix-powered private clouds, expanding its availability beyond the public clouds of AWS and Azure. With full support for Nutanix AHV, IT teams can now select the right cloud, public or private, for their VDI initiatives.
  Introduced Nutanix Xi Clusters: Nutanix announced a first-of-its-kind hybrid cloud offering that provides true hybridity and elasticity by delivering the complete Nutanix HCI stack directly on AWS EC2 bare metal instances. Xi Clusters running in AWS can be managed by Prism deployed on-premises or on Xi Clusters in AWS.
  Announced Global Availability of Nutanix Enterprise Cloud OS Software on Fujitsu: Nutanix and Fujitsu, the largest server vendor in Japan, announced the global availability of Nutanix Enterprise OS software on Fujitsu’s PRIMERGY® servers. With this announcement, Nutanix brings greater choice of hardware platforms to our customers in Japan and around the world, and once again demonstrates the power of its Enterprise OS software capabilities.
  Launched The Forecast by Nutanix: Nutanix introduced a new site focused on delivering news articles with insights, interviews and tech trends for its customers, partners, prospects and enterprise cloud industry at large.
  Added Experienced Cloud Executive to Board of Directors: In a separate announcement today, Nutanix announced that Brian Stevens, who recently served as VP and CTO of Google Cloud, is joining the Nutanix Board of Directors effective June 1, 2019. Brian also served as EVP and CTO of Red Hat during his 13-year tenure at the company.

Q4 Fiscal 2019 Financial Outlook

For the fourth quarter of fiscal 2019, Nutanix expects:

  Revenue between $280 million and $310 million;
  Billings between $350 million and $380 million;
  Non-GAAP gross margin of approximately 77%;
  Non-GAAP operating expenses between $340 million and $350 million; and
  Non-GAAP net loss per share of approximately $0.65, using approximately 187 million weighted shares outstanding

1Based on a trailing four-quarter average.

Supplementary materials to this earnings release, including the company’s third quarter fiscal 2019 investor presentation, can be found at https://ir.nutanix.com/company/financial.

All forward-looking non-GAAP financial measures contained in the section titled "Q4 Fiscal 2019 Financial Outlook" exclude stock-based compensation expense and amortization of intangible assets and may also exclude, as applicable, other special items. The company has not reconciled guidance for billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s third quarter fiscal 2019 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 8889111. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 8889111.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, software and support revenue, subscription revenue, software and support billings, and subscription and professional services billings. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax-related impact, and other acquisition-related costs), amortization of debt discount and issuance costs, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which our management believes provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which our management believes provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Software and support revenue and software and support billings are performance measures that our management believes provide useful information to our management and investors as it allows us to better track the true growth of our software business by excluding the amounts attributable to the pass-through hardware sales that we use to deliver our solutions. Subscription revenue, subscription billings, and professional services billings are performance measures that our management believes provide useful information to our management and investors as it allows us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively, software and support revenue and software and support billings are not substitutes for total revenue, and subscription and professional services billings are not a substitute for subscription and professional services revenue. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of Software and Support Revenue to Software and Support Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding our business plans and objectives, the benefits and capabilities of our platform, products, services and technology, our plans and expectations regarding new products, services, product features and technology that are under development or in process, our continued investment in talent, technology, and marketing, our plans and timing for, and the success and impact of, our transition to a subscription-based and recurring revenue business model, any impact of the actions we have undertaken to strengthen lead generation and enhance sales execution, and anticipated future financial results, including but not limited to our guidance on estimated revenues, billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share for future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to develop, or unexpected difficulties or delays in developing, new products, services, product features or technology in a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new products, services, product features or technology; delays in the transition to a subscription-based and recurring revenue business model; failure of the actions we have undertaken to strengthen lead generation and enhance sales execution; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2019, filed with the SEC on March 12, 2019. Additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended April 30, 2019, which should be read in conjunction with these financial results. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and hyperconverged infrastructure solutions, making infrastructure invisible so that IT can focus on the applications and services that power their business. Companies around the world use Nutanix Enterprise Cloud OS platform to bring one-click application management and mobility across public, private and distributed edge clouds so they can run any application at any scale with a dramatically lower total cost of ownership. The result is organizations that can rapidly deliver a high-performance IT environment on demand, giving application owners a true cloud-like experience. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2019 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, Nutanix Era, and all product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31,	April 30,
	2018	2019
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$305,975	$445,119
Short-term investments	628,328	495,633
Accounts receivable, net	258,289	244,445
Deferred commissions—current	33,691	40,309
Prepaid expenses and other current assets	36,818	73,744
Total current assets	1,263,101	1,299,250
Property and equipment, net	85,111	134,562
Deferred commissions—non-current	80,688	98,889
Intangible assets, net	45,366	71,118
Goodwill	87,759	185,180
Other assets—non-current	37,855	12,820
Total assets	$1,599,880	$1,801,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$65,503	$82,597
Accrued compensation and benefits	85,398	75,032
Accrued expenses and other current liabilities	31,682	20,019
Deferred revenue—current	275,648	361,432
Total current liabilities	458,231	539,080
Deferred revenue—non-current	355,559	476,830
Convertible senior notes, net	429,598	451,399
Other liabilities—non-current	29,713	29,064
Total liabilities	1,273,101	1,496,373
Stockholders’ equity:
Common stock	4	5
Additional paid-in capital	1,355,907	1,760,083
Accumulated other comprehensive (loss) income	(1,002)	329
Accumulated deficit	(1,028,130)	(1,454,971)
Total stockholders’ equity	326,779	305,446
Total liabilities and stockholders’ equity	$1,599,880	$1,801,819

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands, except share and per share data)
Revenue:
Product	$221,117	$184,794	$663,339	$646,072
Support, entitlements and other services	68,296	102,830	188,370	290,195
Total revenue	289,413	287,624	851,709	936,267
Cost of revenue:
Product (1)(2)	66,680	29,528	235,059	114,755
Support, entitlements and other services (1)	28,935	45,549	77,706	120,410
Total cost of revenue	95,615	75,077	312,765	235,165
Gross profit	193,798	212,547	538,944	701,102
Operating expenses:
Sales and marketing (1)(2)	169,860	245,703	466,466	655,907
Research and development (1)	81,291	137,982	216,727	371,550
General and administrative (1)	24,929	33,040	56,929	89,167
Total operating expenses	276,080	416,725	740,122	1,116,624
Loss from operations	(82,282)	(204,178)	(201,178)	(415,522)
Other expense, net	(4,235)	(3,212)	(5,285)	(10,314)
Loss before (benefit from) provision for income taxes	(86,517)	(207,390)	(206,463)	(425,836)
(Benefit from) provision for income taxes	(843)	2,423	3,329	1,005
Net loss	$(85,674)	$(209,813)	$(209,792)	$(426,841)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.51)	$(1.15)	$(1.30)	$(2.38)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	166,845,544	182,962,921	161,709,365	179,235,498
_____________________
(1)	Includes the following stock-based compensation expense:

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands)
Product cost of revenue	$634	$953	$1,888	$2,523
Support, entitlements and other services cost of revenue	1,951	4,542	6,156	11,072
Sales and marketing	18,051	35,257	47,759	81,325
Research and development	16,474	42,265	49,039	107,953
General and administrative	7,836	11,815	17,630	30,449
Total stock-based compensation expense	$44,946	$94,832	$122,472	$233,322
_____________________
(2)	Includes the following amortization of intangible assets:
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands)
Product cost of sales	$1,447	$3,694	$3,506	$10,554
Sales and marketing	222	661	625	1,877
Total amortization of intangible assets	$1,669	$4,355	$4,131	$12,431

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	April 30,
	2018	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(209,792)	$(426,841)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,013	55,740
Stock-based compensation	122,472	233,322
Amortization of debt discount and debt issuance costs	7,654	21,802
Change in fair value of contingent consideration	(3,371)	(832)
Other	(186)	(1,837)
Changes in operating assets and liabilities:
Accounts receivable, net	(15,307)	16,734
Deferred commissions	(29,201)	(24,819)
Prepaid expenses and other assets (1)	(5,333)	(5,095)
Accounts payable	(6,407)	18,461
Accrued compensation and benefits	3,700	(10,366)
Accrued expenses and other liabilities	(1,147)	(31,180)
Deferred revenue	170,709	206,735
Net cash provided by operating activities (1)	69,804	51,824
Cash flows from investing activities:
Maturities of investments	147,868	460,563
Purchases of investments	(485,777)	(324,581)
Purchases of property and equipment	(46,089)	(94,815)
Payments for acquisitions, net of cash and restricted cash acquired	(22,792)	(19,017)
Net cash (used in) provided by investing activities	(406,790)	22,150
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	68,186	67,277
Payment of contingent consideration associated with acquisitions	—	(1,040)
Payment of debt in conjunction with acquisitions	(1,428)	(991)
Proceeds from issuance of convertible senior notes, net	563,937	(75)
Proceeds from issuance of warrants	87,975	—
Payments for the cost of convertible note hedges	(143,175)	—
Payment of offering costs	(85)	—
Net cash provided by financing activities	575,410	65,171
Net increase in cash, cash equivalents and restricted cash (1)	$238,424	$139,145
Cash, cash equivalents and restricted cash—beginning of period (1)	139,497	307,098
Cash, cash equivalents and restricted cash—end of period (1)	$377,921	$446,243
Restricted cash (1) (2)	1,132	1,124
Cash and cash equivalents—end of period	$376,789	$445,119
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$8,038	$26,731
Supplemental disclosures of non-cash investing and financing information:
Issuance of common stock for acquisitions	$63,780	$103,305
Purchases of property and equipment included in accounts payable and accrued liabilities	$9,285	$11,671
Vesting of early exercised stock options	$570	$157
Convertible notes issuance costs included in accounts payable and accrued liabilities	$425	$—
_____________________
(1)	During the first quarter of fiscal 2019, we adopted Accounting Standards Update (ASU) No. 2016-18, which requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents and restricted cash. We adopted the standard retrospectively for the prior period presented. Our adoption of ASU 2016-18 did not have any significant impact on our consolidated statement of cash flows.
(2)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands)
Total revenue	$289,413	$287,624	$851,709	$936,267
Change in deferred revenue, net of acquisitions (1)	61,765	58,403	170,709	206,735
Total billings	$351,178	$346,027	$1,022,418	$1,143,002
_____________________
(1)	Amount for the nine months ended April 30, 2019 excludes approximately $0.3 million of deferred revenue assumed in the Frame acquisition.

Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands)
Disaggregation of Revenue:
Subscription	$80,105	$168,447	$216,668	$452,779
Non-portable software	140,879	88,719	396,986	366,910
Hardware	62,617	21,853	221,454	92,319
Professional services	5,812	8,605	16,601	24,259
Total revenue	$289,413	$287,624	$851,709	$936,267

Disaggregation of Billings:
Subscription	$142,965	$224,312	$378,444	$652,692
Non-portable software	139,092	88,719	396,986	366,910
Hardware	59,226	21,853	221,451	92,319
Professional services	9,895	11,143	25,537	31,081
Total billings	$351,178	$346,027	$1,022,418	$1,143,002

Subscription — Subscription revenue is generated from the sales of software entitlement and support subscriptions, separately purchased software term-based licenses and cloud-based Software as a Service, or SaaS offerings. We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, while revenue from our separately purchased software term-based licenses is generally recognized upon transfer of control to the customer, which is when we make the software available to our customers.

Non-portable software — Non-portable software revenue includes sales of our software operating system when delivered on a configured to order appliance by us, or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance it is delivered on. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands)
Subscription revenue	$80,105	$168,447	$216,668	$452,779
Change in subscription deferred revenue, net of acquisitions (1)	62,860	55,865	161,776	199,913
Subscription billings	$142,965	$224,312	$378,444	$652,692

Professional services revenue	$5,812	$8,605	$16,601	$24,259
Change in professional services deferred revenue	4,083	2,538	8,936	6,822
Professional services billings	$9,895	$11,143	$25,537	$31,081
_____________________
(1)	Amount for the nine months ended April 30, 2019 excludes approximately $0.3 million of deferred revenue assumed in the Frame acquisition.

Reconciliation of Software and Support Revenue to Software and Support Billings
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands)
Software revenue	$158,500	$162,941	$441,885	$553,753
Hardware revenue	62,617	21,853	221,454	92,319
Product revenue	221,117	184,794	663,339	646,072
Support, entitlements and other services revenue	68,296	102,830	188,370	290,195
Total revenue	$289,413	$287,624	$851,709	$936,267

Total software and support revenue (2)	$226,796	$265,771	$630,255	$843,948
Change in software and support deferred revenue, net of acquisitions (1) (3)	65,156	58,403	170,709	206,735
Software and support billings (2)	$291,952	$324,174	$800,964	$1,050,683
_____________________
(1)	Amount for the nine months ended April 30, 2019 excludes approximately $0.3 million of deferred revenue assumed in the Frame acquisition.
(2)	Software and support revenue and billings include software and support, entitlements and other services revenue and billings.
(3)	Approximately $3.4 million of hardware was included in deferred revenue as of January 31, 2018.

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)
	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three							Three
	Months							Months
	Ended April							Ended April
	30, 2019	(1)	(2)	(3)	(4)	(5)	(6)	30, 2019
	(in thousands, except share and per share data)
Gross profit	$212,547	$5,495	$3,694	$—	$—	$—	$—	$221,736
Gross margin	73.9%	1.9%	1.3%	—	—	—	—	77.1%
Operating expenses:
Sales and marketing	245,703	(35,257)	(661)	—	—	—	—	209,785
Research and development	137,982	(42,265)	—	—	—	—	—	95,717
General and administrative	33,040	(11,815)	—	(200)	(11)	—	—	21,014
Total operating expenses	416,725	(89,337)	(661)	(200)	(11)	—	—	326,516
Loss from operations	(204,178)	94,832	4,355	200	11	—	—	(104,780)
Net loss	$(209,813)	$94,832	$4,355	$200	$11	$7,387	$66	$(102,962)
Weighted shares outstanding, basic and diluted	182,962,921							182,962,921
Net loss per share, basic and diluted	$(1.15)	$0.52	$0.03	$—	$—	$0.04	$—	$(0.56)
_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Acquisition-related costs
(4)	Other
(5)	Amortization of debt discount and issuance costs
(6)	Partial release of valuation allowance in connection with an acquisition

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months								Nine Months
	Ended April								Ended April
	30, 2019	(1)	(2)	(3)	(4)	(5)	(6)	(7)	30, 2019
	(in thousands, except share and per share data)
Gross profit	$701,102	$13,595	$10,554	$—	$—	$—	$163	$—	$725,414
Gross margin	74.9%	1.5%	1.1%	—	—	—	—	—	77.5%
Operating expenses:
Sales and marketing	655,907	(81,325)	(1,877)	—	—	—	—	—	572,705
Research and development	371,550	(107,953)		—	—	—	—	—	263,597
General and administrative	89,167	(30,449)		(721)	832	—	(48)		58,781
Total operating expenses	1,116,624	(219,727)	(1,877)	(721)	832	—	(48)	—	895,083
Loss from operations	(415,522)	233,322	12,431	721	(832)	—	211	—	(169,669)
Net loss	$(426,841)	$233,322	$12,431	$721	$(832)	$21,802	$211	$(7,838)	$(167,024)
Weighted shares outstanding, basic and diluted	179,235,498								179,235,498
Net loss per share, basic and diluted	$(2.38)	$1.30	$0.07	$—	$—	$0.12	$—	$(0.04)	$(0.93)

_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Acquisition-related costs
(4)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(5)	Amortization of debt discount and issuance costs
(6)	Other
(7)	Partial release of valuation allowance in connection with an acquisition and tax effect of a change in law

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three							Three
	Months							Months
	Ended April							Ended April
	30, 2018	(1)	(2)	(3)	(4)	(5)	(6)	30, 2018
	(in thousands, except share and per share data)
Gross profit	$193,798	$2,585	$1,447	$—	$—	$—	$—	$197,830
Gross margin	67.0%	0.9%	0.5%	—	—	—	—	68.4%
Operating expenses:
Sales and marketing	169,860	(18,051)	(222)	—	—	—	—	151,587
Research and development	81,291	(16,474)	—	—	—	—	—	64,817
General and administrative	24,929	(7,836)	—	(584)	(515)	—	—	15,994
Total operating expenses	276,080	(42,361)	(222)	(584)	(515)	—	—	232,398
Loss from operations	(82,282)	44,946	1,669	584	515	—	—	(34,568)
Net loss	$(85,674)	$44,946	$1,669	$584	$515	$6,916	$(3,581)	$(34,625)
Weighted shares outstanding, basic and diluted	166,845,544							166,845,544
Net loss per share, basic and diluted	$(0.51)	$0.27	$0.01	$—	$—	$0.04	$(0.02)	$(0.21)
_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Acquisition-related costs
(5)	Amortization of debt discount and debt issuance costs
(6)	Partial release of valuation allowance in connection with acquisitions and income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Nine Months							Nine Months
	Ended April							Ended April
	30, 2018	(1)	(2)	(3)	(4)	(5)	(6)	30, 2018
	(in thousands, except share and per share data)
Gross profit	$538,944	$8,044	$3,506	$—	$—	$—	$—	$550,494
Gross margin	63.3%	0.9%	0.4%	—	—	—	—	64.6%
Operating expenses:
Sales and marketing	466,466	(47,759)	(625)	—	—	—	—	418,082
Research and development	216,727	(49,039)	—	—	—	—	—	167,688
General and administrative	56,929	(17,630)	—	3,371	(1,043)	—	—	41,627
Total operating expenses	740,122	(114,428)	(625)	3,371	(1,043)	—	—	627,397
Loss from operations	(201,178)	122,472	4,131	(3,371)	1,043	—	—	(76,903)
Net loss	$(209,792)	$122,472	$4,131	$(3,371)	$1,043	$7,654	$(4,653)	$(82,516)
Weighted shares outstanding, basic and diluted	161,709,365							161,709,365
Net loss per share, basic and diluted	$(1.30)	$0.76	$0.02	$(0.02)	$0.01	$0.05	$(0.03)	$(0.51)
_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Acquisition-related costs
(5)	Amortization of debt discount and debt issuance costs
(6)	Partial release of valuation allowance in connection with acquisitions and income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2019	2018	2019
	(in thousands)
Net cash provided by (used in) operating activities	$13,292	$(36,490)	$69,804	$51,824
Purchases of property and equipment	(14,096)	(22,432)	(46,089)	(94,815)
Free cash flow	$(804)	$(58,922)	$23,715	$(42,991)

CONTACT:
Investor Contact:
Tonya Chin
408-560-2675
tonya@nutanix.com

Media Contact:
Kate Reed
973-534-9292
kreed@nutanix.com